UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

BOLT TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code	(203) 853-0700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

The following matters were submitted to a vote of stockholders during the Annual Meeting of Stockholders of Bolt Technology Corporation held on November 20, 2012 in Norwalk, Connecticut. The final voting results are set forth below.

1. Election of Directors for a Three-Year Term Expiring in 2015:

Name of Nominee	For	Withheld	Broker Non-Votes
Michael H. Flynn	3,803,249	1,006,686	2,763,252
George R. Kabureck	4,217,660	592,275	2,763,252
Raymond M. Soto	4,270,313	539,622	2,763,252

The terms of the following directors continued after the meeting:

Kevin M. Conlisk

Joseph Espeso

Michael C. Hedger

Stephen F. Ryan

Peter J. Siciliano

Gerald A. Smith

2. Advisory Vote on the Compensation of the Company’s Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
4,170,531	607,244	32,160	2,763,252

3. Approval of the Bolt Technology Corporation 2012 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
3,519,820	1,279,189	10,926	2,763,252

4. Ratification of Appointment of McGladrey LLP as Independent Accountants for the Fiscal Year Beginning July 1, 2012:

For	Against	Abstain	Broker Non-Votes
7,059,290	489,949	23,948	0

Section 8—Other Events

Item 8.01.	Other Events.

On November 20, 2012, the Board of Directors of the Company declared a special cash dividend of $0.50 per common share and a quarterly dividend of $0.07 per common share. The special cash dividend and the quarterly dividend will each be payable on December 18, 2012 to stockholders of record on December 4, 2012. The Company’s press release, dated November 20, 2012, announcing the special cash dividend and the quarterly dividend, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued November 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto
(Chairman of the Board and
Chief Executive Officer)

Dated:  November 21, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press release issued November 20, 2012.